Exhibit 99.1

Flotek Industries
8846 N. Sam Houston Pkwy W., Suite 150
Houston, Texas 77064
(713)-849-9911
www.flotekind.com

FLOTEK WELCOMES LISA MAYR TO BOARD OF DIRECTORS

Board Committee Assignments Announced following Annual Shareholder Meeting

HOUSTON, June 7, 2021 – Flotek Industries, Inc. ("Flotek" or the "Company") (NYSE: FTK) welcomes Lisa Mayr to its Board of Directors ("Board"), increasing its directors from six to seven. Mayr was appointed a member of the audit committee and has been designated an "audit committee financial expert" by the Board as a result of her accounting and financial management experience. She will also serve as a member of the corporate governance and nominating committee.

Mayr brings more than 25 years of financial and accounting experience to the Board. She is currently the Chief Financial Officer (CFO) of digital infrastructure provider Internap Holding LLC, a position she has held since July 2020. Prior to joining Internap, Mayr served as CFO of multiple software and technology companies, including MicroStrategy Incorporated, a data analytics software company, and educational technology companies Blackboard and EverFi. She has also held financial leadership roles at both public and private companies such as LivingSocial, GeoEye and Sunrise Senior Living. Early in her career, she served at Ernst & Young LLP in the transaction and advisory services practice.

John W. Gibson, Jr., Chairman, President, and Chief Executive Officer of Flotek stated: "After an extensive search prioritizing gender diversity, financial acumen, digital transformation and executive experience, we have found a highly qualified director in Lisa. She brings strong financial leadership from both public and private companies and a passion for maximizing her impact based on her experience. I know she will immediately and positively contribute to our board and Company."

Mayr said, "I am excited to join the Flotek team and be a part of a high-performing, high-quality board. I look forward to working with the team during such an important time in the Company's history."

Mayr currently serves as a board observer and on the audit committee of WorldStrides, an educational travel company, and is the board chair of STEM for Her, a non-profit that encourages girls and young women to pursue careers in STEM. She has a bachelor's degree in International Studies and Economics from American University and a Master of Business Administration from Georgetown University.

The Board search was conducted by Heidrick & Struggles.

Board Committee Assignments Announced
Following its Annual Meeting on June 3, 2021, the Company announces the following Board roles and Committee assignments.

Chairman of the Board
John W. Gibson, Jr.

Lead Independent Director
David Nierenberg

Audit Committee
David Nierenberg, Chair
Harsha Agadi
Lisa Mayr

Compensation Committee
Harsha Agadi, Chair
Ted Brown

Michael Fucci Paul Hobby Corporate Governance & Nominating Committee Paul Hobby, Chair Ted Brown Lisa Mayr David Nierenberg Risk & Sustainability Committee Michael Fucci, Chair Harsha Agadi John W. Gibson, Jr. Paul Hobby David Nierenberg About Flotek Flotek Industries, Inc. creates solutions to reduce the environmental impact of energy on air, water, land and people. A technology-driven, specialty chemistry and data company, Flotek helps customers across industrial, commercial and consumer markets improve their Environmental, Social and Governance performance. Flotek’s Chemistry Technologies segment develops, manufactures, packages, distributes, delivers, and markets high-quality cleaning, disinfecting and sanitizing products for commercial, governmental and personal consumer use. Additionally, Flotek empowers the energy industry to maximize the value of their hydrocarbon streams and improve return on invested capital through its real-time data platforms and green chemistry technologies. Flotek serves downstream, midstream and upstream customers, both domestic and international. Flotek is a publicly traded company headquartered in Houston, Texas, and its common shares are traded on the New York Stock Exchange under the ticker symbol "FTK." For additional information, please visit Flotek's web site at www.flotekind.com. Forward-Looking Statements Certain statements set forth in this press release constitute forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) regarding Flotek Industries, Inc.’s business, financial condition, results of operations and prospects. Words such as will, continue, expects, anticipates, intends, plans, believes, seeks, estimates and similar expressions or variations of such words are intended to identify forward-looking statements, but are not the exclusive means of identifying forward-looking statements in this press release. Although forward-looking statements in this press release reflect the good faith judgment of management, such statements can only be based on facts and factors currently known to management. Consequently, forward-looking statements are inherently subject to risks and uncertainties, and actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. Further information about the risks and uncertainties that may impact the Company are set forth in the Company’s most recent filing with the Securities and Exchange Commission on Form 10-K (including, without limitation, in the "Risk Factors" section thereof), and in the Company’s other SEC filings and publicly available documents. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this press release. Contact: Danielle Allen Senior Vice President, Chief of Staff

E: DAllen@flotekind.com P: (713) 726-5322 ###